EXHIBIT 99.1

JUPITERMEDIA CORPORATION REPORTS RECORD RESULTS
FOR ITS FIRST QUARTER ENDED MARCH 31, 2006

(New York, NY - May 9, 2006) — Jupitermedia Corporation (Nasdaq: JUPM) today reported results for the quarter ended March 31, 2006.

Highlights for the first quarter include:

•	Revenues for the first quarter of 2006 were $33.9 million compared to revenues of $19.7 million for the same period last year, an increase of 72%.
•	EBITDA grew 24% to $8.6 million. The results of the first quarter of 2006 include non-cash stock-based compensation expense of $761,000.
•	Earnings per diluted share from continuing operations were $0.08 and included stock-based compensation expense of $0.01.

Beginning on January 1, 2006, Jupitermedia began expensing stock-based compensation. The results of the first quarter of 2006 include non-cash stock-based compensation expense of $761,000. The provision for income taxes for the first quarter of 2006 increased to $1.7 million from $678,000 for the same period last year. Net income for the first quarter of 2006 was $9.2 million, or $0.25 per diluted share, compared to net income of $5.5 million, or $0.16 per diluted share, for the same period last year. Net income for the first quarter of 2006 included a gain of $6.2 million, net of income taxes, related to the sale of Jupitermedia’s Research business.

As a result of the sale of the JupiterResearch business, these financial results reflect Jupitermedia’s Research segment as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144. Prior year financial results have been presented to reflect Jupitermedia’s Research segment as a discontinued operation.

“Our financial results for the first quarter showed improvement over the same quarter in the prior year with significant increases in revenue and EBITDA” stated Jupitermedia’s Chairman and CEO Alan M. Meckler. “We have been emphasizing the development of our Jupiterimages division and the sale of the JupiterResearch business is further evidence of Jupitermedia’s strategy to be primarily focused on our rapidly growing digital asset collections.  Jupitermedia continues to grow as a powerful creator and distributor of a wide range of commercial images and digital content. In addition to the expansion of our image offerings, through several acquisitions we increased our wholly-owned royalty-free music offerings during the quarter. In the meantime we continue to evolve as a company making positive financial progress not only with Jupiterimages, but with our JupiterWeb division as well,” added Meckler.

Jupitermedia Corporation 1st Quarter 2006 Financial Results Conference Call Alert

Jupitermedia Corporation invites you to participate in its conference call reviewing 2006 first quarter results on Wednesday, May 10, 2006 at 11:00 am EST.

The conference call number is (800) 946-0785 for domestic participants and (719) 457-2661 for international participants; pass code “984 6690.” Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Wednesday, May 24, 2006. Replay call numbers are (888) 203-1112 for domestic participants and (719) 457-0820 for international participants: pass code: “984 6690.”

Acquisitions

In January 2006, Jupitermedia purchased a 49.7% equity investment in HAAP Media Ltd., based in Budapest, Hungary. HAAP Media operates two stock photo related Web sites: Stock.xchng (www.sxc.hu) and Stockxpert.com (www.stockxpert.com). Financial terms of the transaction were not disclosed.

In February 2006, Jupitermedia acquired all of the shares of Stock Image S.A.S (www.stockimage.fr) for approximately U.S. $11.1 million in cash. Located in Paris, France, Stock Image is a leading resource for rights-managed images through its Stock Image brand and royalty-free images through its Pixland (www.pixland.fr) brand.

In February 2006, Jupitermedia acquired the assets of The Beauty Archive (www.thebeautyarchive.com). The Beauty Archive is a leading provider of rights-managed images for business users and creative professionals in the editorial, advertising and design industries. Terms of the acquisition were not disclosed.

In March 2006, Jupitermedia acquired the assets of Crank City Music, which includes a wholly-owned music library of over 1,300 royalty-free music tracks and its Web site (www.crankcity.com). Crank City Music provides royalty-free CD collections in a variety of themes and styles for a wide range of product applications, and MP3 downloads with a simple
e-commerce process. Terms of the acquisition were not disclosed.

In April 2006, Jupitermedia acquired certain assets of Steve Shapiro Music, including a wholly-owned music library of over 2,200 royalty-free music tracks with a wide selection of tracks offering moods, themes and instrumentation ranging from hip-hop to classical styles. Terms of the acquisition were not disclosed.

In May 2006, Jupitermedia acquired all of the shares of IFA Bilderteam GmbH (www.ifa-bilderteam.com). IFA Bilderteam is headquartered in Munich, Germany and has an office in Dusseldorf, Germany. IFA Bilderteam is a leading resource for rights-managed images. Terms of the acquisition were not disclosed.

Divestiture and Discontinued Operations

In March 2006, Jupitermedia announced that it sold its JupiterResearch division for $10.1 million in cash and the assumption of certain liabilities by the purchaser, subject to certain post-closing adjustments. The purchaser is JupiterResearch, LLC a subsidiary of JupiterKagan, Inc., which is a portfolio company of MCG Capital Corporation (Nasdaq: MCGC). As a result of this sale, Jupitermedia’s Research segment is now being presented as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144.

New Online Images Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary Jupiterimages offerings with the addition of the following:

In January 2006, Jupitermedia announced an exclusive worldwide partnership with Photographic Youth Music Culture Archive (PYMCA), a rights-managed image company based in London, U.K. The PYMCA collection is available at www.jupiterimages.com.

In February 2006, Jupitermedia announced the launch of FlashKit’s FlashFoundry.com (www.flashfoundry.com), a new paid subscription service offering over 100,000 professional-quality Flash components, video, buttons, animations and templates. Web designers and PowerPoint users can easily add Flash content to their Web sites and presentations in just minutes, rather than creating it from scratch.

In March 2006, Jupitermedia announced the launch of Photostock.jp (www.photostock.jp), a Japanese language version of its Photos.com (www.photos.com) subscription service. Operated by a team in Japan, Photostock.jp is modeled after Photos.com and was specifically built for the Japanese marketplace.

Jupitermedia Corporation
Consolidated Statements of Operations
For the Three Months Ended March 31, 2005 and 2006
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2006
Revenues	$19,711	$33,941

Cost of revenues (exclusive of items shown separately below)	6,256	11,925
Advertising, promotion and selling	3,369	7,166
General and administrative	3,144	6,231
Depreciation	278	653
Amortization	829	2,271
Total operating expenses	13,876	28,246
Operating income	5,835	5,695
Income (loss) on investments and other, net	(30)	73
Interest income	119	117
Interest expense	(88)	(1,319)

Income before income taxes, minority interests and equity income from venture fund investments and other, net	5,836	4,566
Provision for income taxes	678	1,715
Minority interests	(23)	(9)
Equity (loss) from venture fund investments and other, net	—	(9)
Income from continuing operations	5,135	2,833
Income from discontinued operations, net of taxes	411	67
Gain on sale of discontinued operations, net of taxes	—	6,291
Net income	$5,546	$9,191

Earnings per share:
Basic
Income from continuing operations	$0.16	$0.08
Net income	$0.17	$0.26
Diluted
Income from continuing operations	$0.14	$0.08
Net income	$0.16	$0.25

Shares used in computing earnings per share:
Basic	32,733	35,111
Diluted	35,693	36,735

Segment Information

The following tables summarize the results of the segments of Jupitermedia for the three months ended March 31, 2005 and 2006. Online images consists of the Jupiterimages business that includes BananaStock, Brand X, FoodPix, Botanica, Nonstock, The Beauty Archive, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, FlashFoundry.com and AnimationFactory.com. Online media consists of the JupiterWeb business that includes the internet.com, EarthWeb.com, DevX.com and Graphics.com Networks. Other includes corporate overhead, depreciation and amortization.

	Three Months Ended March 31, (unaudited) (in thousands)
	2005	2006
Revenues:
Online images	$12,163	$26,565
Online media	7,540	7,370
Other	8	6
	19,711	33,941

Operating expenses (A):
Online images	5,359	16,176
Online media	5,045	5,179
Other	3,472	6,891
	13,876	28,246

Operating income (loss):
Online images	6,804	10,389
Online media	2,495	2,191
Other	(3,464)	(6,885)
	$5,835	$5,695

(A)	Operating expenses include stock-based compensation expense of $761,000 for the first quarter of 2006.

Jupitermedia Corporation
Consolidated Balance Sheets
December 31, 2005 and March 31, 2006
(in thousands, except share and per share amounts)

	December 31, 2005	March 31, 2006
ASSETS		(unaudited)
Current assets:
Cash and cash equivalents	$18,546	$26,637
Accounts receivable, net of allowances of $1,935 and $1,648, respectively	20,640	23,309
Prepaid expenses and other	3,517	3,723
Deferred income taxes	425	797
Assets of discontinued operations	8,763	—
Total current assets	51,891	54,466

Property and equipment, net	9,807	10,736
Intangible assets, net	66,799	74,120
Goodwill	169,960	177,474
Deferred income taxes	8,690	6,484
Investments and other assets	1,766	2,248
Total assets	$308,913	$325,528
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,552	$6,080
Accrued payroll and related expenses	2,390	2,357
Accrued expenses and other	13,287	13,978
Current portion of long-term debt	16,000	16,000
Deferred revenues	11,743	12,453
Liabilities of discontinued operations	7,211	—
Total current liabilities	57,183	50,868

Long-term debt	46,214	57,214
Deferred revenues	156	182
Total liabilities	103,553	108,264
Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 34,937,025 and 35,205,197 shares issued at December 31, 2005 and March 31, 2006, respectively	349	352
Additional paid-in capital	251,919	254,417
Accumulated deficit	(45,291)	(36,100)
Treasury stock, 65,000 shares at cost	(106)	(106)
Accumulated other comprehensive income	(1,511)	(1,299)
Total stockholders’ equity	205,360	217,264
Total liabilities and stockholders’ equity	$308,913	$325,528

Jupitermedia Corporation
Consolidated Statements of Cash Flows
Three Months Ended March 31, 2005 and 2006
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2005	2006
Cash flows from operating activities:
Income from continuing operations	$5,135	$2,833
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,116	2,924
Stock-based compensation	—	761
Provision (benefit) for losses on accounts receivable	(38)	(9)
Minority interests	23	9
Equity loss from investments, net	—	9
(Income) loss on investments and other, net	30	(73)
Deferred income taxes	—	589
Changes in current assets and liabilities (net of businesses acquired):
Accounts receivable, net	1,580	(3,000)
Prepaid expenses and other	265	(241)
Accounts payable and accrued expenses	(2,830)	(3,223)
Deferred revenues	(586)	736
Discontinued operations	2,523	1,110
Net cash provided by operating activities	7,218	2,425
Cash flows from investing activities:
Purchases of property and equipment	(221)	(492)
Acquisitions of businesses and other	(37,830)	(15,591)
Proceeds from sales of assets and other	—	152
Proceeds from sale of discontinued operations	—	9,600
Net cash used in investing activities	(38,051)	(6,331)
Cash flows from financing activities:
Borrowings under credit facilities	20,000	15,000
Debt issuance costs	(75)	(12)
Repayment of borrowings under credit facility	—	(4,000)
Proceeds from exercise of stock options	330	1,027
Net cash provided by financing activities	20,255	12,015
Effect of exchange rates on cash	(15)	(18)
Net increase (decrease) in cash and cash equivalents	(10,593)	8,091
Cash and cash equivalents, beginning of period	30,179	18,546
Cash and cash equivalents, end of period	$19,586	$26,637
Supplemental disclosures of cash flow:
Cash paid for income taxes	$227	$5,069
Cash paid for interest	$5	$1,201
Non-cash investing activities:
Common stock issued for acquisitions	$21,611	$—

Business Outlook

Jupitermedia’s financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices paid by Jupitermedia in connection with its recent acquisitions and are subject to change pending a final allocation of these amounts. The following forward looking-statements reflect Jupitermedia’s expectations as of May 9, 2006. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia’s reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

(In millions except for earnings per diluted share)	Q2 2006 (A)	Q2 2006 to Q1 2007 (A)

Revenues	$37.0-38.0	$156.0-161.0
Cost of revenues, advertising, promotion & selling, and general & administrative expenses	$25.5-26.5	$100.0-105.0
EBITDA (Earnings before interest, taxes, depreciation and amortization)	$11.5	$54.0-58.0
Depreciation and amortization	$3.0	$12.0-13.0
Interest expense, net	$1.2	$4.0
Provision for income taxes	$3.0	$15.0-16.0
Net income	$4.3	$23.0-25.0
Diluted share count	36.9	37.2
Earnings per diluted share	$0.12	$0.63-0.68

Notes:

(A)
This financial guidance does not include estimated share-based compensation expense relating to employee stock options in the amount of $0.02 per share and $0.08 per share for Q2 2006 and for the period from April 1, 2006 to March 31, 2007, respectively.

About Jupitermedia Corporation
Jupitermedia Corporation (Nasdaq: JUPM), (www.jupitermedia.com) headquartered in Darien, CT, is a leading global provider of original information and images for information technology, business and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Brand X, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, FlashFoundry.com and AnimationFactory.com. The online media division of Jupitermedia is JupiterWeb, which operates four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Graphics.com for creative professionals. JupiterWeb properties include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 350 million page views monthly.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia’s future revenues, expenses, cash flows and stock price; Jupitermedia’s ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia’s ability to protect its intellectual property; and Jupitermedia’s dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

CONTACT:
Lisa DiGiacomo
Marketing and Public Relations Associate
212-547-7938
ldigiacomo@jupitermedia.com

All current Jupitermedia Corporation press releases can be found on the World Wide Web at http://www.jupitermedia.com/corporate/press.html

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